                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement]
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        AEP INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                PROXY STATEMENT

                                 AND NOTICE OF

                                      2001

                                     ANNUAL

                                  STOCKHOLDERS

                                    MEETING

                                     [LOGO]

                              AEP INDUSTRIES INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                TIME:       10:00 a.m. on Tuesday, April 10, 2001

                               PLACE:       Hilton
                                            Hasbrouck Heights
                                            650 Terrace Avenue
                                            Hasbrouck Heights, NJ 07604

                    ITEMS OF BUSINESS       1) To elect four Class C Directors.

                                            2) To ratify the Board of Directors' selection of Arthur
                                            Andersen LLP as our independent auditors for fiscal 2001.

                        WHO MAY VOTE:       You can vote if you were a stockholder of record on
                                            February 9, 2001.

                       ANNUAL REPORT:       A copy of our 2000 Annual Report is enclosed.

                     DATE OF MAILING:       This notice and the Proxy Statement are first being mailed on or about February 28, 2001.

                               By Order of the Board of Directors,

                               /s/ JEAN L'ALLIER

                               Jean L'Allier
                               Vice President and Secretary

LETTER TO THE STOCKHOLDERS

[LOGO]

February 28, 2001

To our Stockholders:

It is our pleasure to invite you to attend our Annual Meeting of Stockholders, which will be held this year on Tuesday, April 10, 2001, at the Hilton, Hasbrouck Heights, 650 Terrace Avenue in Hasbrouck Heights, New Jersey. The meeting will start at 10:00 a.m., local time.

On the ballot at this year's meeting are company proposals for the election of four Class C Directors and the ratification of our Board of Directors' selection of Arthur Andersen LLP as our independent auditors for fiscal year 2001. We hope to see you at the meeting, and we look forward to answering your questions.

If you do not expect to attend the meeting, we ask that you carefully review our Proxy Statement and then promptly complete, sign and return the enclosed proxy card in the postage paid envelope provided for mailing in the United States.

Thank you for your continuing support.

Sincerely,

/s/ J. Brendan Barba

J. Brendan Barba
Chairman of the Board,
President and CEO

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

The Board of Directors of AEP Industries is soliciting your vote at our 2001 Annual Meeting of our Stockholders.

WHAT AM I VOTING ON?

You will be voting on the following:

- To elect four Class C Directors

- To ratify the appointment of our independent auditors for the 2001 fiscal year

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of AEP Common Stock as of the close of business on February 9, 2001. Each share is entitled to one vote. As of February 9, 2001, we had 7,655,473 shares of common stock outstanding.

HOW DO I VOTE?

You may vote by completing, signing and returning the enclosed proxy card.

You may also vote in person at the Annual Meeting if the shares are registered in your name or if you obtain a proxy from a broker who is holding your shares. Even if you plan to be present at the meeting, we encourage you to vote your shares by proxy.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the meeting. You may do this by either signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the nominees for Class C directors named on page 2 of this Proxy Statement and (2) FOR the ratification of Arthur Andersen as the company's independent auditors for the 2001 fiscal year.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, (telephone: 1-800-937-5449).

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the Nasdaq National Market System rules to vote customers' shares for which no proxy is received on certain "routine" matters, including the election of directors. When a brokerage firm votes its customers' "unvoted" shares, these shares are counted for purposes of establishing a quorum and are tallied with the other voted shares.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you or your broker properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of February 9, 2001, must be present at the meeting. This is referred to as a quorum.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

The four nominees receiving the highest number of "yes" votes at the meeting will be elected as Class C directors. This number is called a plurality.

HOW MANY VOTES ARE NEEDED TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS?

A "yes" vote of a majority of the shares present at the meeting.

ELECTION OF CLASS C DIRECTORS AND NOMINEE BIOGRAPHIES

WHO ARE THE NOMINEES THIS YEAR?

J. Brendan Barba, Lawrence R. Noll, Lee C. Stewart and William F. Stoll, Jr. are each nominated for election as a Class C director. Each nominee will hold office until the 2004 Annual Meeting of stockholders and until his successor is elected and qualified.

WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?

J. BRENDAN BARBA, 60, Director since 1971

- President and Chief Executive Officer since 1971

- Chairman of the Board since 1985

LAWRENCE R. NOLL, 52, Director since 1993

- Vice President and Controller since 1996

- Secretary from 1993 to 1998

- Vice President - Finance from 1993 to 1996

- Controller from 1980 to 1993

LEE C. STEWART, 52, Director since 1996

- Vice President of Union Carbide Corporation since 1996

- Investment banker with Bear Stearns & Co., Inc. for more than 9 years prior to 1996

WILLIAM F. STOLL, JR., 52, Director since 1999

- Senior Vice President and General Counsel of Borden, Inc., a chemicals and consumer adhesive company, since 1996

- Vice President and Deputy General Counsel of Westinghouse Electric Corp., broadcasting and industrial products, from 1993 to 1996

- Member of the Board of Borden Chemicals & Plastics, LP

--------------------------------------------------------------------------------
              WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF THESE
                               CLASS C DIRECTORS
--------------------------------------------------------------------------------

STANDING DIRECTOR BIOGRAPHIIES

WHAT IS THE BACKGROUND OF THE DIRECTORS NOT STANDING FOR ELECTION THIS YEAR?

The incumbent Class A directors with terms expiring in 2002 are:

KENNETH AVIA, 58, Director since 1980

- Executive Vice President of First Data Merchant Services (a merchant credit card processing company) since 1993

- Divisional Vice President of Automatic Data Processing, Inc. from 1984 to 1993

PAUL E. GELBARD, 70, Director since 1991

- Of counsel, Warshaw Burstein Cohen Schlesinger & Kuh, LLP (attorneys) from
  2000

- Of counsel, Bachner Tally & Polevoy LLP (attorneys) from 1997 to 1999

- Partner, Bachner Tally Polevoy & Misher LLP (attorneys) from 1974 to 1996

SCOTT M. STUART, 41, Director since 1996

- Member KKR & Co., LLC since 1996

- General Partner Kohlberg Kravis Roberts & Co., LLC in 1995

- Executive Kohlberg Kravis Roberts & Co. from 1986 to 1994

- Member of the Board of:

    - Borden, Inc.

    - The Boyds Collection, Ltd.

    - The Dayton Power & Light Co. (DPL Inc.)

    - KSL Recreation Corp.

The incumbent Class B directors with terms expiring in 2003 are:

WILLIAM H. CARTER, 47, Director since 1996

- Executive Vice President and Chief Financial Officer of Borden, Inc. since
  1995

- Chairman of the Board and Chief Executive Officer of Borden Chemicals & Plastics LP since 2000

- With Price Waterhouse & Co. from 1975 to 1995, Partner from 1987 to 1995

ADAM H. CLAMMER, 30, Director since 1999

- Associate, Kohlberg, Kravis Roberts & Co., LLC since 1995

- Investment banker with Morgan Stanley & Co. from 1992 to 1995

- Member of the Board of Birch Telecom

PAUL M. FEENEY, 58, Director since 1989

- Executive Vice President - Finance and Chief Financial Officer since 1988

- Vice President and Treasurer of Witco Corporation (a chemical products corporation) from 1980 to 1988

BOARD OF DIRECTORS INFORMATION

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS?

Our Board of Directors has 10 members. The directors are divided into three classes, with each class serving for a three-year period. The stockholders elect approximately one-third of the members of the Board of Directors each year.

We entered into a Governance Agreement with Borden, Inc., dated June 20,1996, in connection with our acquisition of the Borden packaging business. This Agreement provides that our Board initially consists of 10 members. Borden is entitled to designate four persons to serve on the Board. This is subject to reduction if Borden's stockholdings are reduced below 25% of our company's outstanding common stock. Borden also has the right to participate in the selection of one independent director as long as Borden's stockholdings remain at 10%.
Messrs. Carter, Clammer, Stoll and Stuart are the Borden designated directors. Mr. Stewart is the director jointly designated by Borden and us.

Messrs. Barba, Feeney and Noll are active in our business on a daily basis.

In addition, the Governance Agreement provides Borden with certain rights to designate directors to serve on specific committees and requires the approval of at least 66-2/3% of the total number of directors on specific board actions.

As long as Borden owns more than 25% of our outstanding common stock, a Borden designated director must be part of that 66-2/3% majority.

As long as Borden's stockholdings are at least 20%, the Governance Agreement gives Borden preemptive rights to purchase additional shares of our stock in order to maintain its percentage ownership.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

That is not expected to occur. However, if it does, proxies will be voted for a substitute designated by the Board of Directors.

HOW ARE DIRECTORS COMPENSATED?

Each director who is not an employee of AEP or Borden receives an automatic annual stock option grant of 1,000 shares of our common stock, an annual retainer of $20,000 and $1,000 for each Board meeting attended. Each director has the option to defer payment of the director's annual retainer and fees. Interest accrues on deferred fees at the rate of 8% per annum until paid.

HOW OFTEN DID THE BOARD MEET IN FISCAL 2000?

The Board of Directors met five times during fiscal 2000. Each director attended more than 75% of the aggregate of the meetings of the Board and of the committees of which he was a member, except Adam H. Clammer, who attended 60% of the Board meetings and meetings of the committees of which he is a member and Scott M. Stuart, who attended none of the Board meetings and meetings of the committees of which he is a member.

WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board of Directors has the following committees:

                                                                                           Number of
                                                                                         Meetings and
 Name of Committee and                                                                  Consent Actions
        Members                            Functions of the Committee                   in Fiscal 2000
-------------------------------------------------------------------------------------------------------

AUDIT:                    - Oversees auditing procedures                                       6
  William H. Carter,      - Receives and accepts the report of independent auditors
    Chairman              - Reviews with management the financial statements included
  Paul E. Gelbard          in our company Forms 10-Q and 10-K
  Lee C. Stewart          - Reviews internal systems of accounting and management
                           control
                          - Makes recommendation regarding the selection of
                           independent auditors
                          - Reviews independence of auditors and their fees

STOCK OPTION:             - Administers our 1985 and 1995 Stock Option Plans                   4
  Kenneth Avia,           - Makes grants of stock awards pursuant to our 1995 Stock
    Chairman               Option Plan
  Paul E. Gelbard         - Administers our 1995 Stock Purchase Plan
  William F. Stoll, Jr.
  Scott M. Stuart

COMPENSATION:             - Reviews and approves compensation for senior management,           2
  William F. Stoll,        directors, and certain other employees
  Jr.,                    - Reviews and approves employee bonus plans
    Chairman
  Kenneth Avia
  J. Brendan Barba
  Paul M. Feeney
  Lee C. Stewart
  Scott M. Stuart

NOMINATING:               - Nominations were made by the Board of Directors                    0
  J. Brendan Barba
  William H. Carter
  Adam H. Clammer
  Paul M. Feeney

OTHER INFORMATION CONCERNING DIRECTORS, OFFICERS AND SHAREHOLDERS

WHAT FAMILY RELATIONSHIPS EXIST BETWEEN THE DIRECTORS AND OFFICERS?

John J. Powers, our Executive Vice President, Sales and Marketing and Paul C. Vegliante, our Executive Vice President, Operations are the sons-in-law of our Chairman, President and Chief Executive Officer, J. Brendan Barba. Our Executive Vice President, Manufacturing, David J. Cron and Mr. Barba are cousins. No other family relationships exist between any of our directors and executive officers.

HOW WILL THESE FAMILY RELATIONSHIPS AFFECT THE VOTING AT THE MEETING?

On February 9, 2001, Mr. Barba, members of his immediate family and David J. McFarland, Mr. Barba's uncle, combined, owned 1,489,573 shares of our outstanding common stock, representing 19.5%. We believe that Mr. Barba, members of his immediate family and Mr. McFarland will vote their shares of our common stock in favor of each proposal presented at the meeting.

WHAT IS THE RELATIONSHIP BETWEEN BORDEN AND AEP?

On February 9, 2001, Borden owned 2,276,418 shares of our outstanding common stock, representing 29.7%.

WHAT EFFECT WILL BORDEN'S OWNED SHARES HAVE ON THE VOTING?

We believe that Borden will vote its shares of our common stock in favor of each of the proposals presented at the meeting.

WHAT EFFECT WILL THE GOVERNANCE AGREEMENT HAVE ON THE VOTING?

Since all of the nominees have been selected in accordance with the Governance Agreement, described on page 3, we believe that holders of approximately 49% of our outstanding common stock will vote for the nominees.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

WHAT AM I VOTING ON?

In January 2001, based on recommendations made by our Audit Committee, our Board of Directors selected Arthur Andersen LLP to be our independent auditors for fiscal 2001.

Although we are not required to, we wish to determine the opinion of our stockholders, and, therefore, we are submitting our independent auditors selection for ratification at the meeting. If our selection is not ratified, we will reconsider our selection.

We consider Arthur Andersen LLP to be highly qualified. A representative of Arthur Andersen will attend the meeting, will have an opportunity to make a statement and will answer appropriate questions from our stockholders.

--------------------------------------------------------------------------------
             WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF OUR
               SELECTION OF INDEPENDENT AUDITORS FOR FISCAL 2001
--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

The following tables discuss the compensation earned by our five most highly compensated executive officers in fiscal years 2000, 1999 and 1998:

                               SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------
                                                                  Long Term Compensation
                                      Annual Compensation                 Awards
-----------------------------------------------------------------------------------------
                                                       Other
                                                       Annual     Securities    All Other
                                                       Com-         and         Compen-
                                                       pen-       Underlying    sation
Name and Principal   Fiscal      Salary      Bonus     sation     Options (#)     ($)
     Position         Year      ($) (1)     ($) (1)    ($) (2)      (3)           (4)
-----------------------------------------------------------------------------------------

J. Brendan Barba       2000     $535,000      -0-       -0-         -0-          $6,800
CHAIRMAN OF THE        1999     $520,000      -0-       -0-         -0-          $6,400
BOARD, PRESIDENT       1998     $510,000      -0-       -0-         80,000       $6,400
AND CHIEF EXECUTIVE
OFFICER

Paul M. Feeney         2000     $257,200      -0-       -0-         -0-          $6,800
EXECUTIVE VICE         1999     $249,700      -0-       -0-          5,000       $6,400
PRESIDENT, FINANCE     1998     $244,800      -0-       -0-         40,000       $6,400
AND CHIEF FINANCIAL
OFFICER

John J. Powers         2000     $223,999     $5,000     -0-         -0-          $6,800
EXECUTIVE VICE         1999     $214,000    $44,196     -0-          3,500       $6,400
PRESIDENT, SALES       1998     $210,000    $34,425     -0-          3,000       $6,400
AND MARKETING

David J. Cron          2000     $180,000     $5,000     -0-         -0-          $6,800
EXECUTIVE VICE         1999     $164,808    $35,109     -0-          5,000       $6,400
PRESIDENT,             1998     $150,000    $25,313     -0-          3,000       $5,749
MANUFACTURING

Paul C. Vegliante      2000     $185,000     $5,000     -0-         -0-          $6,800
EXECUTIVE VICE         1999     $139,961    $28,913     -0-          3,500       $6,054
PRESIDENT,             1998     $123,000    $16,605     -0-          3,000       $5,584
OPERATIONS

(1) See "Compensation Committee Report."

(2) Excludes perquisites and other benefits unless the aggregate compensation amount is the lesser of either $50,000 or 10% of the total annual salary and bonus.

(3) Stock option grants were determined by our Stock Option Committee.

(4) "All Other Compensation" is our contribution to the executive officer's account in our 401(k) Savings Plan and Employee Stock Ownership Plan. The allocation is based upon the Plan's distribution formula.

                       OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

During the fiscal year no options were granted to our CEO and the four executive officers named in our Compensation Table. In addition, no stock appreciation rights, restricted stock or performance shares have been granted.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------

                     Shares                        Number of Securities
                    Acquired                      Underlying Unexercised     Value of Unexercised In-
                       on                       Options at Fiscal Year End     the-Money Options at
                    Exercise   Value Realized              (#)                  Fiscal Year End ($)
       Name           (#)           ($)         Exercisable/Unexercisable    Exercisable/Unexercisable
------------------  --------   --------------   --------------------------   -------------------------

J. Brendan Barba     90,000      $1,304,532           40,000/22,000              $225,920/$98,480

Paul M. Feeney         0            N/A               29,850/12,000              $365,195/$59,480

John J. Powers         0            N/A               26,400/7,100               $321,349/$39,556

David J. Cron         562         $13,797             17,500/6,400               $178,495/$36,280

Paul C. Vegliante   17,400*      $289,572*            11,700/5,200               $126,859/$26,386

*These shares represent option exercises by Carolyn Vegliante, a former employee, who is the wife of Mr. Vegliante. These options were granted to Mrs. Vegliante by the Stock Option Committee during the term of her employment. Mrs. Vegliante voluntarily terminated her employment with the Company on November 1, 1999.

FILINGS MADE BY COMPANIES WITH THE SECURITIES AND EXCHANGE COMMISSION SOMETIMES "INCORPORATE INFORMATION BY REFERENCE." THIS MEANS THAT THE COMPANY IS REFERRING YOU TO INFORMATION THAT HAS PREVIOUSLY BEEN FILED WITH THE SEC AND THAT THIS INFORMATION SHOULD BE CONSIDERED AS PART OF THE FILING YOU ARE READING. THE COMPENSATION COMMITTEE REPORT, THE AUDIT COMMITTEE REPORT AND THE PERFORMANCE GRAPH IN THIS PROXY STATEMENT ARE NOT INCORPORATED BY REFERENCE INTO ANY OTHER FILINGS WITH THE SEC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors furnishes the following report on executive compensation:

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

Our compensation program for executives consists of two key elements:

- Annual base salary

- Performance based annual bonus

HOW ARE THE CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE EXECUTIVE VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER COMPENSATED?

Pursuant to our Purchase Agreement with Borden, and as a condition of the closing, effective October 11, 1996, we entered into five-year employment agreements with Mr. Barba and Mr. Feeney. These agreements call for base salaries of $500,000 for Mr. Barba and $240,000 for Mr. Feeney with percentage increases to these base salaries corresponding to the percentage increases of the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey Metropolitan Area. Additional base salary increases are at the discretion of the Compensation Committee. The salaries of Messrs. Barba and Feeney were increased to $554,000 and $266,200, respectively, effective November 1, 2000.

HOW ARE OTHER EXECUTIVE OFFICERS COMPENSATED?

In establishing all other executive officer annual salaries, the Compensation Committee reviews competitive compensation of like-sized companies in similar businesses. Additional compensation is linked to performance goals.

WHAT RESOURCES DOES THE COMPENSATION COMMITTEE HAVE ACCESS TO?

The Compensation Committee uses national compensation surveys and public compensation information for executives in manufacturing companies, like-sized, larger and smaller than us, including direct competitors.

HOW ARE EXECUTIVE BONUSES DETERMINED?

In 1996 our Compensation Committee adopted a Management Incentive Plan to determine bonuses for executives and other employees. The Committee may also grant discretionary bonuses.

For fiscal 2000 the Compensation Committee established certain performance criteria. Although we did not achieve the performance criteria established under the MIP for fiscal 2000, the Compensation Committee granted discretionary bonuses of $5,000 each to Messrs. Powers, Cron and Vegliante.

Our Compensation Committee believes disclosure of actual targets under the MIP could adversely affect our company, since these projections are not publicly disclosed and could place us at a competitive disadvantage with respect to hiring and retaining key employees. Disclosure could potentially expose us to claims by third parties based on the projections, especially since these projections are not intended as a predictor of future performance.

HOW ARE STOCK OPTION GRANTS DETERMINED?

We believe that it is important for our executives and other employees to have ownership incentives in our company. We believe that this philosophy attracts, retains and motivates our executives and employees who are critical to the long-term success of our company.

From time to time, our Board of Directors and/ or Management may recommend to our Stock Option Committee the granting of stock options. The Stock Option Committee, in its sole discretion, awards stock options to our employees, including executives.

WHAT IS THE PHILOSOPHY OF THE COMPENSATION COMMITTEE?

Our Compensation Committee feels that its "pay for performance" philosophy rewards executives for long-term strategic management and enhancement of stockholder value. The Committee believes that none or our executive officers is overcompensated.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors furnishes the following report on certain of its activities.

WHAT WERE COMMITTEE ACTIVITIES IN CONNECTION WITH THE AUDIT?

The Audit Committee has:

- Reviewed and discussed with management and our company's auditors the quarterly reports on Form 10-Q for the quarters ended January 31, April 30 and July 31, 2000.

- Reviewed and discussed with management and our company's auditors the fiscal year 2000 audited financial statements, including the quality and adequacy of our internal controls, the audit plan, audit scope and identification of audit risks.

- Discussed with the independent auditors the matters required to be discussed by SAS 61.

- Received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard #1 and discussed with the independent auditors their independence with respect to our company, including any relationships which may impact their objectivity and independence, and considered whether the provision of services is compatible with the auditors' independence under current guidelines.

- Based on the above items, recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2000, be included in our annual report on Form 10-K for such year for filing with the Securities and Exchange Commission.

DOES THE AUDIT COMMITTEE HAVE A CHARTER?

The Audit Committee adopted a Charter in 1999. In June 2000, the Audit Committee amended this Charter, and the amended Charter was approved by the Board of Directors in July 2000. A copy of this Charter is attached as an Appendix to this Proxy Statement.

ARE THE MEMBERS OF THE AUDIT COMMITTEE INDEPENDENT?

The members of the Audit Committee are independent, as defined in the applicable rules of the National Association of Securities Dealers.

WHAT FEES DOES OUR COMPANY PAY TO ITS INDEPENDENT AUDITORS FOR AUDIT AND NON-AUDIT ACTIVITIES?

During fiscal year 2000, our company retained its principal auditor, Arthur Andersen, to provide services in the following categories and amounts:

Audit fees:                  $599,000
Financial information
  systems design and
  implementation:            $155,000
All other fees:              $196,000

Also during our 2000 fiscal year, the company retained an auditor in France, Price Waterhouse, to provide services in the following categories and amounts:

Audit fees:                   $47,000
Financial information
  systems design and
  implementation:                  $0
Other fees:                  $110,000

DID THE AUDIT COMMITTEE CONSIDER THE INDEPENDENCE OF THE AUDITORS?

The Audit Committee considered the independence of our auditors. Among the items considered were the amounts paid to our auditors for non-audit services and whether the amounts or the services rendered might impair our auditors' independence

STOCK PERFORMANCE GRAPH

AEP's common stock is traded on the Nasdaq National Market under the symbol "AEPI." The graph below provides an indicator of the cumulative total stockholders returns for our company as compared with the S&P 500 Stock Index and a Peer Group, including Applied Extrusion Technology, Inc.; AptarGroup, Inc.; Astronics Corp.; Atlantis Plastics, Inc.; Ball Corp.; Bemis
Company, Inc.; BPI Packaging Technologies, Inc.; Crown Cork & Seal, Inc.; Disc Graphics, Inc.; Intertape Polymere Group, Ivex Packaging Corp.; Liqui-Box Corp.; Peak International, Ltd.; PVC Container Corp.; Silgan Holdings, Inc.; Sonoco Products Co.; Spartech Corp.; Suiza Foods Corp.; Pactive, Inc.; Triple S Plastics, Inc.; Tuscarora, Inc.; Viskase Cos. Inc.; and West Co., Inc. The graph assumes that the value of the investment in our company's common stock and each index was $100 at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in company common stock, S&P 500 and Peer Group. The cumulative total return assumes reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG AEP INDUSTRIES INC., THE S & P 500 INDEX AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AEP INDS INC
Cumulative Total Return
10/95 10/96 10/97 10/98 10/99 10/00
AEP INDUSTRIES, INC 100.00 213.89 142.22 95.56 142.22 153.33
S & P 500 100.00 124.10 163.95 200.00 251.35 266.66
PEER GROUP 100.00 141.52 169.53 146.73 190.60 146.03

           * $100 INVESTED ON 10/31/95 IN STOCK OR INDEX-
           INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING OCTOBER 31.

STOCK OWNERSHIP

This table shows how many shares of our common stock are owned by directors, named executive officers and owners of 5% of our outstanding common stock as of January 31, 2001.

    Name of Beneficial Owner (and Address if Beneficial       Shares Owned       Right to        Percent of
                   Ownership Exceeds 5%)                          (1)           Acquire (2)        Class
-----------------------------------------------------------------------------------------------------------
Kenneth Avia                                                      30,000            3,000           *
J. Brendan Barba (3)                                           1,257,425           84,000           17.3
  125 Phillips Avenue
  South Hackensack, NJ 07606
William H. Carter (4)                                                  0                0           *
Adam H. Clammer (5)                                            2,291,318                0           29.9
Paul M. Feeney                                                    42,969           37,849            1.1
Paul E. Gelbard                                                      401            3,000           *
Lawrence R. Noll                                                     727            6,320           *
Lee C. Stewart                                                         0            1,200           *
William F. Stoll, Jr. (4)                                              0                0           *
Scott M. Stuart (5)                                            2,291,318            1,200           30.0
John J. Powers (6)                                                53,104           24,000            1.0
David J. Cron                                                      2,054           16,845           *
Paul C. Vegliante (7)                                             32,281            8,300           *
Officers and Directors as a Group (13 persons)                 3,710,279          185,714           49.7
Borden, Inc. (8)                                               2,291,318              N/A           29.9
  180 East Broad Street
  Columbus, OH 43215
Lockeed Martin Investment Management Company (9)               1,292,006              N/A           16.9
  6705 Rocklege Drive, Suite 550
  Bethesda, MD 20817-1814
EGS Partners (10)                                              1,130,213              N/A           14.8
  300 Park Avenue
  New York, NY 10022

* Less than one percent.

(1) These amounts include shares for which the named person has sole voting power or shares such powers with his spouse. They also include shares credited to the named person's account under our ESOP, in the following amounts: Mr. Barba: 772 shares; Mr. Feeney: 772 shares; Mr. Noll: 727 shares; Mr. Powers: 772 shares; Mr. Cron: 752 shares; Mr. Vegliante: 673 shares.

(2) These amounts reflect shares that could be purchased by exercise of stock options as of April 1, 2001.

(3) Excludes 116,240 shares either owned by Mr. Barba's daughters and sons-in-law or which they have the right to acquire under our Stock Option Plans.

(4) Does not include 2,291,318 shares owned by Borden. Messrs. Carter and Stoll are executive officers of Borden.

(5) Includes 2,291,318 shares owned by Borden. As general partners of a general partnership considered to own these shares, Messrs. Clammer and Stuart may each be considered to be the beneficial owner.

(6) Includes15,182 shares held jointly by Mr. Powers and his wife, 23,025 shares held by Mr. Powers' wife and 10,125 shares held by Mr. Powers' wife as trustee for his minor children.

(7)     Includes 27,510 shares held jointly by Mr. Vegliante and his wife.

(8) KKR Associates is the sole general partner of Whitehill Associates. Whitehill is the managing member of B.W. Holdings LLC. Borden
        Holdings, Inc. is a wholly owned subsidiary of B.W. Holdings.
        Borden, Inc. is a wholly owned subsidiary of Borden Holdings. Borden Holdings, B.W. Holdings, Whitehill Associates and KKR Associates each has the power to direct the voting shares owned by Borden and may be considered beneficial owners of these shares. Messrs. Clammer and Stuart, along with others, are general partners of KKR Associates. Each general partner may be considered to beneficially own any shares of common stock that KKR Associates may beneficially own or be deemed to beneficially own. The address of those who may be deemed to be beneficial owners of these shares held by Borden is 9 West 57th Street, New York, NY 10019.

(9) Based upon reports on Schedule 13D filed on February 8, 2001, in which Lockheed Martin Investment Management Company reported that 1,292,006 shares of our common stock were owned with sole voting and dispositive power.

(10) Based upon reports on Scheduled 13D filed on November 20, 2000 and Form 4 filed on November 14, 2000, in which EGS reported that 1,130,213 shares of our common stock were owned with shared voting and dispositive powers.

EMPLOYEE BENEFIT PLANS

Our company maintains the following benefit plans for its employees.

Combined Profit Sharing and 401(k) Plan

WHO CAN PARTICIPATE?

Our employees in the United States, other than union employees of our California plant, who have completed 1,000 hours of service during the plan year and are employed on the last day of the plan year.

WHEN DID THE PLAN BECOME EFFECTIVE?

This plan, originally a profit sharing plan, was effective as of November 1, 1973. It was amended on January 1, 1993 to include 401(k) plan provisions. On January 1, 1996, it was changed to the combined 401(k) Savings and Employee Stock Ownership Plan described below.

401(k) Savings and Employee Stock Ownership Plan

WHO CAN PARTICIPATE?

All of our employees in the United States, except our union employees in California.

WHEN DID IT BECOME EFFECTIVE?

Our Employee Stock Ownership Plan became effective January 1, 1996, and we combined it with our 401(k) Plan which was effective January 1, 1993.

HOW ARE CONTRIBUTIONS MADE?

Fixed contributions of shares of our common stock are made to the account of each employee participant. We contribute for each participant shares equal to 1% of compensation up to a maximum of $170,000 of the individual's compensation. In addition, prior to January 1, 2001, we also contributed shares equal to 75% of each participant's 401(k) contributions with a maximum total contribution equal to 4% of the participant's annual compensation. Effective January 1, 2001, we began contributing shares equal to 100% of the first 3% and 50% of the following 2% of each participant's 401(k) contribution with a maximum of 5% of the participant's annual compensation. In addition, from year to year, we may make discretionary contributions to the plan.

1995 Employee Stock Purchase Plan

The 1995 Employee Stock Purchase Plan made 300,000 shares of our common stock available for purchase by eligible employees. It is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

WHEN DID THE PLAN BECOME EFFECTIVE?

Our stockholders approved the plan on April 11, 1995, and it became effective July 1, 1995.

WHO CAN PARTICIPATE?

All of our employees are eligible to participate, except those who have less than one year of service or whose routine employment is not more than 20 hours per week or five months per year.

HOW DOES THE PLAN OPERATE?

Our eligible employees authorize payroll deductions of up to 7.5% of their earnings over successive six-month offering periods.

HOW IS THE PRICE OF THE STOCK DETERMINED?

The employee's purchase price of our common stock is 85% of the last sale price per share of our common stock on the Nasdaq National Market on either the first or last trading day of the six-month offering period, whichever is lower.

HOW MANY EMPLOYEES PARTICIPATED IN THE STOCK PURCHASE PLAN?

During our 2000 fiscal year, 112 of our employees participated in plan.

DO ANY OF THE OFFICERS PARTICIPATE?

In fiscal 2000 none of our executive officers participated in the plan.

HOW MANY SHARES WERE PURCHASED AND AT WHAT PRICE DURING THE 2000 FISCAL YEAR?

An aggregate of 16,312 shares of common stock were purchased at $21.47 per share.

HOW MANY SHARES HAVE BEEN PURCHASED UNDER THE PLAN SINCE ITS INCEPTION?

A total of 76, 612 shares of our common stock have been purchased since the plan's inception.

1985 Stock Option Plan

Our 1985 Stock Option Plan, as amended, was originally adopted by our Board of Directors in November 1985. Up to 772,500 shares of our common stock could be granted to our officers, directors, and key employees of our company and our subsidiaries. The plan was effective until October 31, 1995. All options available under this plan were granted prior to October 31, 1995. The provisions of the plan continue as to the outstanding options issued. At October 31, 2000, 51,770 options were outstanding.

1995 Stock Option Plan

Our stockholders approved, on April 11, 1995, our 1995 Stock Option Plan, which had previously been adopted by our Board of Directors. The plan became effective as of January 1, 1995, and terminates on December 31, 2004. Our Board of Directors and stockholders approved amendments on April 13, 1999. We have reserved, under the amended plan, 1,000,000 shares of common stock for grant to our officers, directors, and key employees of our company and its subsidiaries.

This plan allows:

    - grants of incentive stock options exercisable over a ten year period, except five years for 5% stockholders

    - grants of non-qualified stock options

    - issuance of SARS

    - issuance of restricted stock

    - issuance of performance shares

The plan requires a fixed annual grant of 1,000 nonqualified stock options to our non-employee directors. The options granted to our non-employee directors are exercisable over ten years.

In no event can the option price of options granted under the plan be less than the fair market value on the date of grant.

At October 31, 2000, 402,210 options were available for grant and 563,990 options were outstanding.

GENERAL

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our company's directors and executive officers and persons owning more than ten percent of a registered class of our company's equity securities to file with the SEC reports of ownership and changes in ownership of our company's common stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us, we believe that our directors, executive officers and greater than ten percent beneficial owners, other than John J. Powers, complied with these requirements. Mr. Powers, our Executive Vice President, Sales and Marketing, reported on a Form 5, filed on December 11, 2000, the purchase of 1,000 shares of our common stock which was required to be reported on a Form 4 due to be filed on June 10, 2000.

OTHER MATTERS

Our Board of Directors is not aware of any other matters that may be brought before the meeting. If any other matters are properly presented for action at the meeting, the persons named in the proxy will vote the shares represented in accordance with their judgment.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

SEC rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. Our Annual Report furnished to stockholders contains a copy of our Annual Report on Form 10-K, without exhibits. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ending October 31, 2000 (not including exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to:

        Investor Relations
        AEP Industries Inc.
        125 Phillips Avenue
        South Hackensack, NJ 07606

or via the Internet at www.aepinc.com.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted to us in writing by October 26, 2001. All written proposals should be submitted to Jean L'Allier, Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies. We will bear all costs relating to the solicitation of proxies.

By Order of the Board of Directors,

/s/ Jean L'Allier

Jean L'Allier
Vice President and Secretary
February 28, 2001

ANNEX

                              AEP INDUSTRIES INC.
                            Audit Committee Charter

The audit committee (the "Audit Committee") is a committee of the Board of Directors (the "Board") of AEP Industries Inc. (the "Company"). The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities of monitoring management's conduct of the financial reporting process, including reviewing the financial information which will be provided to the Company's shareholders, the Securities and Exchange Commission ("SEC") and others, the systems of internal accounting, the financial controls which management and the Board have established, the annual audit of the Company's financial statements, the compliance by the Company with legal and regulatory requirements, the independence of the Company's outside auditor and the performance of the Company's internal and outside auditors.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the outside auditor and the Board.

2. Annually review and update the Audit Committee's charter, recommend any proposed changes to the Board for approval, and provide that the charter be published in the Company's proxy statement at least once every three years.

3. Recommend to the Board the outside auditor to be nominated, review the compensation of the outside auditor, and review and approve the discharge of the outside auditor.

4. Confirm and assure the independence of the outside auditor, including a review of management consulting services and related fees provided by the outside auditor and its affiliates, consistent with Independence Standard No. 1.

5. Inquire of management and the outside auditor about significant financial, environmental, insurance and legal risks or exposures, assess and monitor the effectiveness of the steps management has taken to minimize such risks, and monitor the effectiveness of the control and risk management processes established to monitor those risks.

6. Consider the outside auditor's audit scope and plan, including staffing, locations, reliance upon management, and internal audit and general audit approach.

7.    Consider and review with the outside auditor:

     a. The adequacy of the Company's internal controls, including computerized information system controls and security.

     b. Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

     c. Any significant changes to the Company's accounting principals and any items required to be communicated by the outside auditor in accordance with SAS 61.

     d. Compliance with Section 10A of the Securities Exchange Act and any items required to be communicated thereunder by the outside auditor.

8. Review with management and the outside auditor at the completion of the annual examination:

     a.    The Company's annual financial statements and related footnotes.

     b. The outside auditor's audit of the financial statements and its report thereon.

     c.    Any significant changes required in the outside auditor's audit plan.

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

9. Review the Form 10-K and Form 10-Q filings proposed to be made with the SEC and any other documents proposed to be published, such as printed annual reports or the Form 8-K filings, as considered necessary, containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

10. Review with the outside auditor the results of its review of the Company's monitoring compliance with the Company's code of conduct.

11. Review legal and regulatory matters that may have a material impact on the financial statements, matters related to the Company's compliance policies, and programs and reports received from regulators; review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company, which review should include consideration of the internal control that should be strengthened to reduce the risk of a similar event in the future.

12. Meet with the outside auditor, the director of the internal audit department and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

13. Prepare any report of the Audit Committee required by SEC rules to be included in the Company's annual proxy statement.

14. Report Audit Committee actions to the Board periodically, with such recommendations as the Audit Committee may deem appropriate.

The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The Audit Committee shall meet at least five times per year or more frequently as circumstances require:

     a. December: Year end closing meeting to release earnings, discuss any audit adjustments, review accounting issues and any related pronouncements affecting the Company, and discuss recommendations of the outside auditor regarding the control environment.

     b. January: Review the proposed Form10-K filing with the SEC, disclosures and any material weaknesses as indicated by the outside auditor, and receive and discuss the outside auditor's required report to the Audit Committee.

     c. March: Review proposed Form 10-Q filing for the fiscal quarter ended January 31.

     d. June: Review proposed Form 10-Q filing for the fiscal quarter ended April 30.

     e. Sept.: Review proposed Form 10-Q filing for the fiscal quarter ended July 31, and planning meeting to review the audit plan of the outside auditor for the fiscal year ending October 31.

The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

The Audit Committee shall meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

The Audit Committee will perform such other functions as assigned by law, the Company Certificate of Incorporation or By-laws, or the Board.

Audit Committee members shall meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers. The Audit Committee shall be comprised of no less than three nor more then six, directors, as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. The membership of the Audit Committee shall be determined by the Board, subject to the provisions of Section 4.3 of the Governance Agreement, dated as of June 20, 1996, between Borden, Inc. and the Company, as amended from time to time. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board.

The Board may appoint a Chair of the Audit Committee. At all meetings of the Audit Committee the Chair, so designated shall preside if present. If the Chair is not designated or if not present the members of the Audit Committee at such meeting may designate a Chair by majority vote.

The Chair of the Audit Committee shall develop an agenda for each meeting in consultation with management, other Audit Committee members and the outside auditor. The agenda should be consistent with this charter.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations.

Approved by Audit Committee June 6, 2000
Approved by Board of Directors July 28, 2000

             PROXY ANNUAL MEETING OF STOCKHOLDERS -- APRIL 10, 2001
                                 COMMON STOCK

The undersigned, a stockholder of AEP INDUSTRIES INC., does hereby appoint
Paul E. Gelbard and Jean L'Allier, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 10, 2001, at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the meeting.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs the proxies or their substitutes to vote as specified below on each of the following matters in accordance with their judgment and on any other matters which may properly come before the meeting.

1.  Election of Class C Directors     FOR all the nominees listed / /         WITHHOLD AUTHORITY / /
                                      (except as marked to the contrary)      to vote for all the nominees listed below

              J. Brendan Barba, Lawrence R. Noll, Lee C. Stewart and William F. Stoll, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

------------------------------------------------------------------------------------------------------------------------------

2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 2001.

                FOR  / /   AGAINST  / /     ABSTAIN  / /

The Board of Directors favors a vote "FOR" Item No. 2.

The shares represented by this proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

IMPORTANT: Before returning this proxy, please sign your name or names on the line(s) below exactly as shown on this proxy. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants, each joint tenant should sign.

PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        DATED __________________________, 2001

                                        ________________________________ (L.S.)

                                        ________________________________ (L.S.)
                                        Stockholder(s) Sign Here